April 6, 2001         VIA EDGAR
                      ---------


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:  PG&E Funding LLC, SEC File No. 333-30715
     Current Report on Form 8-K
     ----------------------------------------

Ladies and Gentlemen:

Pursuant to Section 13 of the Securities Exchange Act of 1934 and Item 101 of Regulation S-T, we transmit to you for filing an electronic submission of PG&E Funding LLC's Current Report on Form 8-K dated April 6, 2001.

If you have any questions regarding this report, we would appreciate your calling the undersigned collect at (415)
817-8204.

Very truly yours,

KATHLEEN M. HAYES

KATHLEEN M. HAYES

Enclosure

S:\DISCLOSE\8-k-01\4-01\secfundingllc4-06.doc








                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM 8-K

                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                     _____________________________________

                                Date of Report
                      (Date of earliest event reported)

                                April 6, 2001

            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                         SPECIAL PURPOSE TRUST PG&E-1
                         (Issuer of the Certificates)

                               PG&E FUNDING LLC
              (Exact name of registrant as specified in charter)


      Delaware            333-30715               94-3274751
     (State of         (Commission File         (IRS Employer
    incorporaion)            number)           Identification No.)


                                (415) 972-5467
                          __________________________
                        (Registrant's telephone number,
                             including area code)

                                      N/A
          ___________________________________________________________
          Former name or former address, if changed since last report)

Item 5.      Other Events.

          On April 6, 2001, Pacific Gas and Electric Company (the "Servicer") filed a bankruptcy petition under Chapter 11 of the Bankruptcy Code. The Servicer is the servicer of the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Rate Reduction Certificates, Series 1997-1. PG&E Funding LLC, the issuer of the notes underlying the certificates, does not expect payments on the certificates to be affected by the filing. The Servicer has informed PG&E Funding LLC that, despite the bankruptcy filing, it will continue to perform all of its duties as servicer of the certificates, including remitting daily all amounts paid by ratepayers with respect to the certificates to the trustee. The trustee of the certificates currently holds, in an account segregated for the benefit of the certificateholders, $86 million available to it to make payments of $97 million for principal and interest on June 25, 2001, which is the next date amounts are payable on the certificates. Amounts collected and remitted to the trustee for April and May will also be applied to the June payment.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PG&E FUNDING LLC
                                     (Registrant)


Date:  April 6, 2001                 By: /s/ MICHAEL J. DONNELLY
                                         ________________________
                                     Name:   Michael J. Donnelly
                                     Title:  Assistant Treasurer